UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2015

UNITED COMMUNITY FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

OHIO	0-024399	34-1856319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 West Federal Street, Youngstown, Ohio 44503-1203

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (330) 742-0500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 31, 2015, the Board of Directors of United Community Financial Corp. approved the United Community Financial Corp. Deferred Compensation Plan (the “Excess Benefit Plan”), effective January 1, 2016. The Excess Benefit Plan is an unfunded, non-qualified benefit arrangement designed to provide participants with the opportunity to make elective deferrals and receive employer contributions that such participants would have been able to make and receive under The Home Savings & Loan Company 401(k) Savings Plan (“401(k) Plan”) but for certain Internal Revenue Code (“Code”) limitations.

The Excess Benefit Plan provides for three types of contributions: (1) elective deferrals, (2) employer matching contributions, and (3) employer nonelective contributions. The Excess Benefit Plan provides a participant with the opportunity to elect to defer into the Excess Benefit Plan excess contributions (as defined in Code section 401(k)(8)) that are refunded from the 401(k) Plan due to nondiscrimination testing requirements provided the participant makes his election no later than the end of the taxable year prior to the service year for which the excess contributions relate. A participant who had his matching contributions limited under the 401(k) Plan due to limitations imposed by the nondiscrimination testing requirements will receive an employer contribution equal to the difference between the matching contribution the participant would have received under the 401(k) Plan if the nondiscrimination testing limitations had not been imposed and the matching contribution the participant actually received. A participant who has his employer nonelective contribution limited under the 401(k) Plan due to limitations imposed by the nondiscrimination testing requirements will receive an employer contribution equal to the different between the employer nonelective contribution the participant would have received under the 401(k) Plan if the nondiscrimination testing limitations had not been imposed and the nonelective contributions the participant actually received.

A participant is 100% vested in elective deferrals made to the Excess Benefit Plan but must complete three years of service to be vested in employer contributions made to the Excess Benefit Plan. A participant will become 100% vested in employer contribution upon death, disability (as defined in the Excess Benefit Plan), change in control (as defined in the Excess Benefit Plan) and attainment of age 65.

A participant is entitled to a distribution from the Excess Benefit Plan upon the earlier of the date the participant separates from service (as defined in the Excess Benefit Plan) with United Community Financial Corp., a change in control, or the participant’s death. Distributions from the Plan due to separation from service and change of control are paid in three substantially equal annual installment payments, while distributions from the Plan to a beneficiary upon the death of a participant will be paid in a lump sum payment as soon as administratively feasible following the participant’s death.

A copy of the Excess Benefit Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	United Community Financial Corp. Deferred Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED COMMUNITY FINANCIAL CORP.

By:	/s/ Jude J. Nohra
Jude J. Nohra, General Counsel & Secretary

Date: January 7, 2016